Oppenheimer Asset Allocation Fund
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  07/31/87               0.1200000      0.0000000           10.620
  10/23/87               0.0900000      0.0000000            8.590
  12/24/87               0.0500000      0.0050000            8.960
  03/25/88               0.0700000      0.0000000            9.550
  06/24/88               0.0750000      0.0000000            9.870
  09/23/88               0.1350000      0.0000000            9.800
  12/23/88               0.1200000      0.1900000            9.660
  03/23/89               0.1200000      0.0000000           10.130
  06/23/89               0.1200000      0.0000000           10.670
  09/22/89               0.1200000      0.0000000           10.930
  12/22/89               0.1200000      0.2900000           10.560
  03/23/90               0.1100000      0.0000000           10.380
  06/22/90               0.1200000      0.0550000           10.340
  09/21/90               0.1200000      0.0000000           10.120
  12/21/90               0.1650000      0.0000000           10.130
  03/22/91               0.1200000      0.0000000           10.440
  06/19/91               0.1200000      0.0000000           10.430
  09/20/91               0.1000000      0.0000000           10.680
  12/20/91               0.0900000      0.0000000           10.710
  03/27/92               0.0900000      0.0000000           11.130
  06/26/92               0.0900000      0.0000000           11.120
  09/25/92               0.0900000      0.0000000           11.300
  12/30/92               0.1490000      0.0000000           11.620
  03/26/93               0.0700000      0.0000000           11.990
  06/25/93               0.1400000      0.0000000           12.230
  09/24/93               0.1000000      0.0000000           12.650
  12/28/93               0.1280000      0.0120000           13.030
  03/25/94               0.0880000      0.0000000           12.920
  06/24/94               0.1000000      0.0000000           12.300
  09/23/94               0.1200000      0.0000000           12.750
  12/28/94               0.2240000      0.7870000           11.470
  03/24/95               0.0800000      0.0000000           12.130
  06/23/95               0.1200000      0.0000000           12.950
  09/22/95               0.1300000      0.0000000           13.480
  12/27/95               0.1559000      0.5627900           13.040
  03/25/96               0.1000000      0.0000000           13.520
  06/18/96               0.1800000      0.0000000           13.600
  09/17/96               0.1500000      0.0000000           13.960


Class B Shares
  09/22/95               0.1300000      0.0000000           13.460
  12/27/95               0.1418900      0.5627900           13.000
  03/25/96               0.0760000      0.0000000           13.450
  06/18/96               0.1560000      0.0000000           13.520
  09/17/96               0.1260000      0.0000000           13.880

Oppenheimer Asset Allocation Fund
Page 2


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class C Shares
  12/28/93               0.1200000      0.0120000           13.030
  03/25/94               0.0700000      0.0000000           12.900
  06/24/94               0.0790000      0.0000000           12.270
  09/23/94               0.0960000      0.0000000           12.720
  12/28/94               0.1980000      0.7870000           11.440
  03/24/95               0.0590000      0.0000000           12.090
  06/23/95               0.0950000      0.0000000           12.900
  09/22/95               0.1080000      0.0000000           13.420
  12/27/95               0.1279500      0.5627900           12.980
  03/25/96               0.0720000      0.0000000           13.460
  06/18/96               0.1550000      0.0000000           13.530
  09/17/96               0.1230000      0.0000000           13.900

1. Average Annual Total Returns for the Periods Ended 09/30/96:

   The formula for calculating average annual total return is as follows:

         1                      ERV n
   --------------- = n         (---) - 1 = average annual total return
   number of years          P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                     Five Year

  $1,071.61 1             $1,672.06 .2
 (---------) - 1 = 7.16%      (---------)   - 1 = 10.83%
    $1,000                       $1,000

  Inception

  $2,309.21 .1060
 (---------) - 1 = 9.28%
    $1,000

Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the inception year:

  One Year                          Inception

  $1,075.51 1             $1,112.65 .9207
 (---------) - 1 = 7.55%      (---------)   - 1 = 10.33%
    $1,000                         $1,000

Oppenheimer Asset Allocation Fund
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1. Average Annual Total Returns for the Periods Ended 09/30/96 (Continued):

Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                          Inception

  $1,117.09 1                  $1,340.27 .3533
 (---------) - 1 = 11.71%          (---------)   - 1 = 10.90%
    $1,000                            $1,000



Examples at NAV:

Class A Shares

  One Year                          Five Year

  $1,136.98 1                  $1,774.10 .2
 (---------) - 1 = 13.70%          (---------)   - 1 = 12.15%
    $1,000                            $1,000

  Inception

  $2,450.14 .1060
 (---------) - 1 =  9.97%
    $1,000



Class B Shares

  One Year                          Inception

  $1,125.51 1                  $1,152.64 .9207
 (---------) - 1 = 12.55%          (---------)   - 1 = 13.97%
    $1,000                            $1,000



Class C Shares

  One Year                          Inception

  $1,127.08 1                  $1,340.27 .3533
 (---------) - 1 = 12.71%          (---------)   - 1 = 10.90%
    $1,000                            $1,000







Oppenheimer Asset Allocation Fund
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2.  Cumulative Total Returns for the Periods Ended 09/30/96:

    The formula for calculating cumulative total return is as follows:

      ERV - P
      ------- = Cumulative Total Return
         P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                              Five Year

  $1,071.61 - $1,000                    $1,672.06 - $1,000
  ------------------  =   7.16%         ------------------  = 67.21%
        $1,000                          $1,000


  Inception

  $2,309.21 - $1,000
  ------------------  = 130.92%
        $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the inception year:

  One Year                              Inception

  $1,075.51 - $1,000                    $1,112.65 - $1,000
  ------------------  =   7.55%         ------------------  = 11.27%
        $1,000                           $1,000




Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                              Inception

  $1,117.09 - $1,000                    $1,340.27 - $1,000
  ------------------  =  11.71%         ------------------  = 34.03%
        $1,000                           $1,000






Oppenheimer Asset Allocation Fund
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2.  Cumulative Total Returns for the Periods Ended 09/30/96 (Continued):

Examples at NAV:

Class A Shares

  One Year                              Five Year

  $1,136.98 - $1,000                    $1,774.10 - $1,000
  ------------------  =  13.70%         ------------------  = 77.41%
        $1,000                          $1,000



  Inception

  $2,450.14 - $1,000
  ------------------  = 145.01%
        $1,000


Class B Shares

  One Year                              Inception

  $1,125.51 - $1,000                    $1,152.64 - $1,000
  ------------------  =  12.55%         ------------------  = 15.26%
        $1,000                          $1,000



Class C Shares

  One Year                              Inception

  $1,127.08 - $1,000                    $1,340.27 - $1,000
  ------------------  =  12.71%         ------------------  = 34.03%
        $1,000                          $1,000